MASTER RENTAL CONTRACT

MALLON OIL COMPANY		               			September 9, 1999


THIS CONTRACT IS MADE AND ENTERED INTO BY AND BETWEEN UNIVERSAL COMPRESSION, INC. ("UCI") and MALLON OIL COMPANY ("Customer"). For and in consideration of the mutual covenants and agreements set forth herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.   RESPONSIBILITIES OF THE PARTIES

UCI and Customer shall furnish the equipment, supplies, and services respectively as indicated below:

                                                 								 Furnished By
                                         			   			   	  	UCI     Customer

Treatment Facility.............................			         X
Gas Compressors including oil and antifreeze..................	       X
Existing Gas-liquid and solid separation equipment .............		    X
All fees, assessments and taxes (including sales, use and ad valorem taxes)
 relating	to Equipment or Treatment Facility					          X
Property damage insurance on UCI equipment and public liability insurance.	X
Compressor foundation(s) (concrete in skid only)...........      .....X
Site preparation, including suitable sand or gravel pad				X
All existing equipment currently in place relating to suction, discharge,
          fuel bypass and pressure control					X
Initial installation supervision and start-up time		X
Competent and prudent equipment operators to operate compressors and Treatment
	Facility, perform inspections, and submit monthly reports to UCI........X
Preventive maintenance, inspections and repairs to all compressor engines,
 compressors	and accessory parts	 				X
All maintenance, inspections and repairs to all Treatment Facility equipment
	and accessory parts (including without limitation all liquids,
	parts, etc.)...........							X
All repairs caused by Customer's negligence or failure of Customer's equipment	X
Fuel gas with 950 to 1200 BTU/cu. ft. and no more than 4 ppm H2S for compressors
	and plant facility	    						X
Air/gas pressure of 250  PSIG with sufficient volume for engine starting	X
Removal of all free liquids and solids from gas before compression		X
Collection and disposal of all liquids from skid drains and liquids incidental
	to compressor operations						X
Equipment site with ingress and egress						X
Site fencing (if required)							X
Disconnection of equipment and site restoration expenses			X
Any and all necessary equipment, supplies, and services not specifically indicated above

Third-party services or materials not listed above as UCI responsibilities which are furnished by UCI at Customer's written request or approval will be
charged to Customer at actual cost, plus 20%.   UCI services or materials not
listed above as UCI responsibilities, which are furnished by UCI at Customer's request, will be charged to Customer at UCI's prevailing standard rates.

II.  MONTHLY RENTAL AND TERM

This Agreement shall be in effect for a period of five (5) years from and after the date hereof ("Primary Term"). At the end of the Primary Term, Mallon shall have the option to renew this Agreement for one additional five (5) year period on substantially similar terms but at then current market rates, upon the delivery of written notice to UCI at least 120 days prior to the expiration of the Primary Term. In the event that Mallon does not exercise its renewal option as set forth herein, Mallon shall be deemed to have exercised the purchase option described in Article IV below with respect to the Treatment Facility and the Compression Equipment, and shall pay to UCI the applicable Purchase Price payable by wire transfer before 11:00 a.m. Central Time to an account or accounts specified by UCI on the last day of the Primary Term.
All rentals shall be payable monthly in advance by wire transfer to account or accounts designated by UCI, unless otherwise notified in writing by UCI.

III.  MONTHLY EQUIPMENT AVAILABILITY

1. UCI will endeavor to provide a monthly availability of the Compressor Equipment furnished in this lease of 97% ("Proposed Monthly Availability") subject to the provisions below.

2. Any month when the actual monthly availability is less than the proposed monthly availability, the rental rate shall be adjusted by an availability factor in accordance with the following:

(a)	To determine actual monthly availability, the following formula shall be used:
	 -  Hours Compressor Equipment available during month
	     24 x number of days in month x 100  	=  %
(b)	To determine the availability factor, the following formula shall be used:
		Actual monthly availability
		Proposed monthly availability
(c)	In the event the actual monthly availability for any calendar month is less than 97%, the rental rate shall be adjusted in accordance with the following:
		Monthly Rental Rate x Availability Factor = Adjusted Rental Rate
-  Eight hours per month allowed for scheduled preventive maintenance.

3. There shall be no reduction in the rental rate if the compression equipment was not available due to force majeure or to the fault of CUSTOMER or CUSTOMER'S operation.

4.	Paragraphs 1 and 2 above shall not be effective during the first thirty
(30) days after commencement of the term or during the first thirty (30) days after which UCI replaces or substitutes equipment.

5. In the event of breakdown or non-availability of Compressor equipment for any cause, UCI's liability to CUSTOMER shall be limited to a reduction of the rental rate as provided above and in no event shall UCI be liable to CUSTOMER for any consequential loss, damage or expense as a result thereof.

6. Downtime begins when UCI is notified the unit is down.

7. Request for downtime credit must be received by UCI, Houston, Texas in writing thirty (30) days from the end of the month in which the downtime occurred.

8. NOTWITHSTANDING ANY PROVISION CONTAINED HEREIN, UCI MAKES NO WARRANTIES, EXPRESSED OR IMPLIED WITH RESPECT TO ANY EQUIPMENT, PARTS OR OTHER
PERSONAL PROPERTY COMPRISING A PART OR ALL OF THE TREATMENT FACILITY, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS
FOR USE, ALL SUCH WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED.
ADDITIONALLY UCI MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO, IS
NOT RESPONSIBLE FOR, THE DESIGN OF THE TREATMENT FACILITY OR ITS FAILURE
TO MEET OR MAINTAIN ANY PERFORMANCE SPECIFICATIONS.  CUSTOMER UNDERSTANDS
AND AGREES THAT THE OPERATION AND MAINTENANCE OF THE FACILITY IS THE SOLE RESPONSIBILITY OF CUSTOMER AND UCI SHALL HAVE NO LIABILITY OR OBLIGATION
WITH RESPECT THERETO.

IV. PURCHASE OPTION

Customer shall have the right and option, on September 9th of each year during the Primary Term hereof, (the "Purchase Date") commencing September 9, 2000, to purchase all of the Treatment Facility, and if the Treatment Facility is purchased prior to or simultaneous with the Compressor Equipment, the Compressor Equipment described in Exhibit 1.1 to the General Conveyance, Assignment and Bill of Sale between Customer and UCI dated as of the date hereof, for the specified purchase price ("Purchase Price") as follows:

			Treatment Facility	Compression Equipment
Purchase Date		Purchase Price		Purchase Price
September 9, 2000	$1,504,000		$3,662,000
September 9, 2001	$1,299,000		$3,450,000
September 9, 2002	$1,095,000		$3,211,000
September 9, 2003	$  788,000		$2,914,000
September 9, 2004	$  487,000		$2,574,000

Customer and UCI acknowledge and agree that the Purchase Price represents a fair and reasonable estimate of the fair market value of the applicable equipment as of the respective date. Notwithstanding any provision contained herein, Customer shall not be entitled to purchase the Compression Equipment unless the Treatment Facility is purchased simultaneously with or prior to the date of purchase of the Compression Equipment. Customer shall exercise such right and option by the delivery of written notice to UCI at least 120 days prior to any Purchase Date, notifying UCI of its intent to purchase the Treatment Facility and/or the Compression Equipment (if such purchase is allowed hereunder). Such notice shall be irrevocable, and upon delivery of such notice, Customer shall purchase the applicable equipment for the applicable Purchase Price which shall be tendered by wire transfer before 11:00 a.m. Central Time on the Purchase Date to an account or accounts specified by UCI.

 Upon receipt of such Purchase Price, UCI shall convey title to the purchased Equipment. All Equipment transferred to Customer by UCI shall be conveyed "AS IS, WHERE IS AND WITH ALL FAULTS", and UCI will make no representation or warranty of any kind express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose, and Customer shall unconditionally execute an indemnity in form and substance satisfactory to UCI pursuant to which Customer will indemnify UCI for all liabilities of any kind arising out of or in connection with the Treatment Facility for all periods prior to, during and subsequent to UCI's ownership thereof. Any and all taxes of any kind incurred or imposed in connection with or as a result of the exercise by Customer of its purchase option or the purchase by Customer of all or a part of the Equipment pursuant hereto shall be the responsibility of Customer .

V.	TERMINATION

Should Customer default in payment of any sum to be paid hereunder, or breach any other term or covenant in this Agreement or in any Schedule(s), and such default or breach continues for ten (10) days after receipt by Customer of written notice of default, or should Customer commit an act of bankruptcy or be the subject of any proceeding under the Bankruptcy Act (unless the same is an involuntary proceeding which is stayed or removed within sixty (60) days from the date of commencement) or become insolvent, or should any substantial part of Customer's property be subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, UCI, at its option, may (i) proceed by appropriate court action or actions to enforce performance of the applicable covenants and terms of this Agreement or to recover any and all damages or expenses, including reasonable legal costs, which UCI shall have sustained by reason of default in any covenant of this Agreement or on account of UCI's enforcement of its remedies hereunder; (ii) terminate Customer's rights under this Agreement; or (iii) take possession of all of the Equipment supplied hereunder (damages occasioned by such taking possession are hereby expressly waived by the Customer) and thereupon Customer's right to the possession thereof shall terminate. Damages to which UCI shall be entitled shall include but not be limited to the following: (i) any and all sums owed to UCI hereunder, whether existing on the date of default or arising thereafter; (ii) the balance due for the remainder of the primary term of each Schedule, as set forth in the Schedule(s); (iii) any and all costs and expenses incurred by UCI in taking repossession of the Equipment including, without limitation, reasonable legal costs; (iv) interest at the maximum rate allowed by law on any and all damages, commencing on the date the same are incurred. UCI shall have no obligation to rent or otherwise dispose of any Equipment provided hereunder that may be repossessed. No right or remedy conferred upon or reserved to UCI by this Agreement shall be exclusive of any right or remedy herein or by law provided; all rights and remedies conferred upon UCI by this Agreement or by law shall be cumulative and in addition to every other right and remedy available to UCI.

Upon termination of this Agreement prior to the expiration of the Primary Term, for any reason other than the exercise by Customer of the Purchase Option, Customer shall be deemed to have exercised the Purchase Option set forth in Article IV hereof with respect to the Treatment Facility and, at UCI's option, the Compression Equipment and Customer shall purchase the Treatment Facility (and the Compression Equipment if so specified by UCI) and pay the specified Purchase Price set forth in Article IV hereof (for the September 9 immediately preceding the date of termination) on the Termination Date, which shall be tendered by wire transfer before 11:00 a.m. Central Time on the Purchase Date to an account or accounts specified by UCI; provided however, that in the event this Agreement is terminated by UCI, for Customer's default, the purchase price shall be equal to 110% of such applicable Purchase Price

VI. ALL RENTAL QUOTATIONS AND RENTALS OF EQUIPMENT ARE SUBJECT TO
 	THE FOLLOWING TERMS AND CONDITIONS:

1. 	Quotations shall remain in effect for a period of thirty (30) days from the date quoted unless sooner revoked by UCI, by written notice to Customer. Such notice of revocation shall be deemed given when placed in the U. S. Mail, postage prepaid, and addressed to Customer at the address shown on page one (1) of the quotation.

2.	Upon acceptance of a quotation, Customer agrees to accept delivery of the equipment upon the terms and conditions stated herein and to execute
UCI's standard Rental Contract, if not previously executed by Customer, applicable to the type of equipment or services described in the quotation. Any order for equipment and services by Customer which varies from the terms of this Master Rental Contract is subject to acceptance by UCI and shall not constitute an agreement until so accepted by UCI.

3.	The rental rates or fees stated in a quotation are as of the date of the quotation. The quotation is conditioned upon the specifications requested by Customer as of the date of the quotation, and no increase in the "Manufacturer's" or "Seller's" price or prices which have been quoted to UCI, whether due to variations in design, manufacture, classification or any other reason. In the event of such an increase, either before or after Customer's acceptance of the quotation, Customer will be notified of any resultant increase in the said rental rates or fees and will have a reasonable time, not to exceed ten (10) days, to either accept or reject the same. In the event of rejection neither party shall be deemed to be bound by any acceptance of the quotation.

4.	The quotation assumes the existence of the field, production, operation and product conditions that may be specified. Accordingly, the quotation is conditioned upon said conditions actually existing as so specified.
In the event of any variations between the specifications and conditions quoted herein and actual conditions, then, at its option, UCI shall not be bound by the quotation nor any agreement executed pursuant thereto.
Such option shall be exercised by the giving of written notice to Customer of UCI's intention not to be so bound. Such notice shall be deemed given under the same conditions as specified in Paragraph 1 above. Moreover, acceptance of the quotation shall constitute Customer's agreement to indemnify and hold UCI free and harmless from any and all loss or damage suffered by UCI in reliance on the conditions specified on page one hereof.

5.	CUSTOMER AGREES TO PROTECT, INDEMNIFY AND HOLD HARMLESS UCI FROM ALL
CLAIMS, DEMANDS, ACTIONS, FINES, PENALTIES, DAMAGES (INCLUDING WITHOUT LIMITATION PUNITIVE DAMAGES AND DAMAGES ARISING OUT OF ANY BREACH OF ANY APPLICABLE LAWS, RULES, REGULATIONS, STATUTES, ORDINANCES OR GOVERNMENTAL ORDERS RELATING TO THE PROTECTION OF THE ENVIRONMENT) AND COSTS OF EVERY KIND INCLUDING WITHOUT LIMITATION LEGAL COSTS, RESULTING FROM, DIRECTLY
OR INDIRECTLY, THE RENTAL, INSTALLATION, USE, MAINTENANCE AND OPERATION
OF THE EQUIPMENT AND/OR THE TREATMENT FACILITY, FOR BODILY INJURY, DEATH
OR PROPERTY DAMAGE RESULTING THEREFROM, INCLUDING, WITHOUT LIMITATION, CUSTOMER'S EMPLOYEES AND PROPERTY, THIRD PARTIES AND UCI, WHETHER SUCH CLAIMS, DEMANDS, ACTIONS OR COSTS SHALL ARISE IN CONTRACT OR TORT, EXCEPT WITH RESPECT TO THE COMPRESSOR EQUIPMENT SOLELY TO THE EXTENT OF THE
GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF UCI. IN ADDITION TO ANY
PROPERTY DAMAGE INSURANCE AS MAY BE REQUIRED ELSEWHERE IN THIS QUOTATION, CUSTOMER ALSO AGREES TO MAINTAIN PUBLIC LIABILITY INSURANCE IN AMOUNTS SATISFACTORY TO UCI. UCI MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING THE EQUIPMENT AND TREATMENT FACILITY SUPPLIED HEREUNDER, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. UCI SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES SPECIFICALLY INCLUDING BUT NOT LIMITED TO WELL DAMAGE, LOSS OF USE OF FACILITIES, LOSS
OF PRODUCTION, LOSS OF OPERATING SUPPLIES OR LOSS OF REVENUES, PROFITS OR
INCOME.

6.	Customer, at its sole expense, shall: (i) comply with all applicable rules and regulations of any Federal, State, County, City, local, municipal or regulatory agency (hereinafter referred to as "Governing Bodies") relating to the construction, use or operation of the Equipment and the construction, maintenance and operation of the Treatment Facility and/or all applicable federal, state and local environmental laws, rules and regulations requirements associated therewith; and (ii) obtain and maintain throughout the rental term, or any extension thereof, any and all licenses and/or permits of any kind required or in connection with the lease or operation of the Equipment, including without limitation any applicable air quality and other environmental permits. Customer further agrees to defend, protect, indemnify and hold harmless UCI from any and all liability associated with its failure to comply with the foregoing provisions.

7.	The delivery date specified is based on that given UCI by the
"Manufacturer" or "Seller" of the equipment. UCI shall use its best efforts to obtain delivery to Customer on or before such date. Accordingly, the delivery date is subject to being extended for an additional period or periods of time. In the event that the "Manufacturer" or "Seller" of the equipment cannot deliver the equipment within said time, as may be extended, the Customer's acceptance of the quotation and any agreement executed pursuant thereto, shall be automatically canceled without liability to either party, except that Customer agrees to reimburse UCI for any and all direct costs or penalties incurred by UCI in reliance upon Customer's acceptance of the quotation. In any event, it is understood and agreed that UCI shall have no liability to Customer for loss or damage arising out of or connected with such late delivery or cancellation.

8.	The equipment specified herein shall be ordered for Customer by UCI from the "Manufacturer" or "Seller" of the equipment upon Customer's acceptance of the quotation. In the event Customer cancels such order with UCI, Customer shall be liable to UCI for such penalties and costs as may be incurred by UCI as a result of such cancellation.

9.	In the event UCI is required to provide property damage insurance on the equipment rented hereunder, as set out on page one (1) of the quotation, Customer shall be liable to UCI for the deductible required by the policy of insurance in the event of a loss of the equipment. The current deductible amount shall be supplied to Customer upon request.

10.	All quotations are subject to the terms of credit being approved as to this transaction by Universal Compression, Inc.'s Credit Department,
Houston, Texas.

11. This Agreement may be assigned in whole or in part by UCI. Customer shall not assign this Agreement in whole or in part to any other party whatsoever without the prior written consent of UCI, which shall not be unreasonably withheld.

12. Customer agrees to cooperate with UCI in connection with any proposed financing relating to the Equipment leased, and/or rental payments due, hereunder, and agrees to execute any and all documents and agreements, including without limitation any assignment reasonably requested by UCI and/or any lender in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MALLON OIL COMPANY			UNIVERSAL COMPRESSION, INC.


By: _______________________________	By: _________________________
Name: _____________________________	Name:  Kirk E. Townsend
Title: ____________________________	Title:    Vice President




					EXHIBIT "A"
					TO
					MASTER RENTAL CONTRACT
					RENTAL QUOTATION AND CONTRACT
					(Compressors Only)


					EQUIPMENT DESCRIPTION
					(See Attached)


				DESIGN CONDITIONS AND EQUIPMENT PERFORMANCE

The Equipment is presently on location.   [Design conditions to be specified.]

					RENTAL AND TERMS
					(Compressors)

Monthly Rental Rate:      $94,000			Term:      Five (5) years

								To Be Furnished By
								Universal	Customer

	Maintenance (parts & labor)				Per attached Agreement
	Lubricants (oil & antifreeze)				X
	Operation								X
	Transportation (N/A)							X
	Transportation (return to Farmington, New Mexico)			X

This quotation as a result of acceptance by Customer is subject to approval by Universal Compression's general office as set forth below, at which point it becomes a contract between the parties hereto and subject to the terms and conditions of the Master Rental Contract between Universal Compression, Inc. and Mallon Oil Company.

		Submitted by:  _______________________________
		             	Name:  Kirk E. Townsend
		               	Title:  Vice President


Accepted this ___ day of September, 1999.	Accepted this __ day of September,
1999.

MALLON OIL COMPANY				                 UNIVERSAL COMPRESSION, INC.

By: _________________________________		By: ___________________________________

Name: _______________________________		Name: _________________________________

Title: _____________________________		 Title: _______________________________




					EXHIBIT "B"
					TO
					MASTER RENTAL CONTRACT
					RENTAL QUOTATION AND CONTRACT
					(Plant Only)

					EQUIPMENT DESCRIPTION
					(See Attached)

				DESIGN CONDITIONS AND EQUIPMENT PERFORMANCE

The Equipment is presently on location.   [Design conditions to be specified.]


					RENTAL AND TERMS
					(Treatment Facility)

Monthly Rental Rate:          $31,750		Term:     Five (5) years

								To Be Furnished By
								Universal	Customer

	Maintenance (parts & labor)						X
	Lubricants (all)							X
	Operation								X
	Transportation (N/A)
	Transportation (return to Farmington, New Mexico)			X

This quotation as a result of acceptance by Customer is subject to approval by Universal Compression's general office as set forth below, at which point it becomes a contract between the parties hereto and subject to the terms and conditions of the Master Rental Contract between Universal Compression, Inc. and Mallon Oil Company.

				Submitted by:  _______________________________
					         Name:  Kirk E. Townsend
		        			 Title:  Vice President


Accepted this __ day of September, 1999.	Accepted this __ day of September,
1999.

MALLON OIL COMPANY		                 		UNIVERSAL COMPRESSION, INC.

By: _________________________________		By: ___________________________________

Name: _______________________________		Name: _________________________________

Title: _____________________________		 Title: _______________________________